Exhibit 99.1

Abundant Opportunities Growth May 2017 Fuel

Forward-looking Statements The information in this presentation and statements made during this presentation may contain certain forward-looking statements within the meaning of federal securities laws. These statements reflect management’s expectations regarding future events and operating performance. Risk Factors These forward-looking statements involve a number of risks and uncertainties. A list of the factors that could cause actual results to differ materially from those expressed in, or underlying, any forward-looking statements can be found in the Company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports. The Company disclaims any obligation to revise or update such statements to reflect the occurrence of events after the date of this presentation. Non-GAAP Financial Measures This presentation refers to non-U.S. GAAP financial information. A reconciliation of non-U.S. GAAP to U.S. GAAP financial measures is available on the company’s website at KapStonepaper.com under Investors. Forward-Looking Statements 2

2008 MWV’s Kraft Paper Division 2013 Longview Fibre Five Major Acquisitions  Purchase Price $1.025 B 6.1 Xs TTM Adj. EBITDA  Purchase Price $466 MM 5.8 Xs TTM Adj. EBITDA   Since 2007 2007 IP’s Kraft Paper Division  Purchase Price $204 MM  3.3 Xs TTM Adj. EBITDA 2011 US Corrugated Inc. 2015 Victory Packaging  Purchase Price $332 MM 6.4 Xs TTM Adj. EBITDA  Purchase Price $615 MM* 6.1 Xs TTM Adj. EBITDA   *$515 MM After $100 MM Tax Benefit 3

Containerboard   5th largest producer in North America Leader in development of Ultra Performance grades Full product family includes recycled, high compression and kraft liner and medium  Unbleached Kraft Paper   Largest producer in North America Extensible, multiwall, bag, converting and industrial grades Kraft Paper Specialty   DURASORB® and Kraftpak® Leader in niche markets in decorative laminates and specialty folding carton packaging 4 Location Capacity (Tons) Products Charleston, SC 975,000 UPL, Containerboard, Specialties Roanoke Rapids, NC 460,000 UPL, Containerboard, Cowpens, SC 255,000 Recycled Linerboard, Recycled Medium Longview, WA 1,300,000 UPL, Containerboard, Kraft Paper, Specialties Total 2,990,000 Overview of Mills

 Nation-wide footprint of 22 corrugated converting facilities Purchases over 50% of KapStone mill’s containerboard production Fully-dedicated customer service and technical teams Full product capabilities including industrial and multi-color retail packaging in multiple flute and paper combinations from mini boxes to jumbo bulk bins Consultative approach to packaging design     5 Overview of Converting

Footprint + + + + + + ++ + .. CORPORATE HEADQUARTERS <• + KAPSTONE PACKAGING PLANTS • PAPER MILLS + ·:· VICTORY PACKAGING DISTRIBUTION CENTERS LUMBER MILL 6 + + ++ + + + + KapStone's Integrated

Facilities: 65 distribution locations across North America Offerings: We are Architects of Packaging Solutions. We provide everything about the delivery, design, fulfillment, inventory, kitting, ordering, payment, receiving, storage and use of packaging.       Packaging Solutions Engineering and Design Fulfillment Logistics Equipment and Automation Sources approximately 1/3 of its corrugated boxes from KapStone’s converting facilities 7 Victory Packaging

$1,451 $1,906 Voluntary debt prepayments since Source operations $738 Available revolver of $457 million $102 $120  No bank maturities until 1Q19 $8 8 $ in Millions Source & Use of Funds Since Inception (Inception – March 31, 2017)  Generated ~$1.9 billion of cash from operations since inception Victory acquisition in June 2015 total $169 million  Returned $182 million to shareholdersUse with dividends$2,725  Invested $738 million in CAPEX for our$2,976  At March 31, 2017: Net debt was $1.523 billion Bank net debt to EBITDA was 3.99 times Average weighted interest rate was 2.6%$182  Maintain ability to grow Disciplined Capital Allocation

9  Higher integration  Victory opportunities  Improved production at container plants  Acquisitions, joint ventures, and greenfield container plant construction  Market momentum for our products  Very strong industry operating rates  Low inventory levels  Growing box demand  Higher pricing  Improved product mix oIncreased domestic sales of containerboard and kraft paper  Capitalizing on strength of new management team  Productivity  Capture efficiencies oOne KapStone  Workforce engagement  Ratified two major union contracts oLongview – 10 years oCharleston – 8 years Opportunities

Strong Growth Record $384 CAGR of 24% h $165 $50 *Adjusted to exclude alternative fuel mixture credits, non-cash stock compensation, acquisition, strike costs, start up and other costs, and dunnage bag business sold in March 2009 10 $s in Millions Analysts’ Consensus Analysts’ Consensus Well positioned in a thriving industry to deliver significant improvement in results Significant opportunities to deliver meaningful growth FY Net Sales $3,281 $2,789 $2,301 $1,748 $1,217 $906 $782 $626 $492 $224 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 $456 $404 FY Adj. EBITDA*$333 $183 $95 $78 $27 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017

Appendix 11

Key Assumptions for 2017 12  Partial realization of Q1 2017 price increase benefits versus Q1 should be:  Domestic containerboard and corrugated: Q2 - $8 million (Annualized - $95 million)  Export: Q2 - $2 million (Annualized - $13 million)  Kraft paper: Q2 - $4 million (Annualized - $13 million)  Kraftpak: Q2 - $1 million (Annualized - $4 million)  Improved mix due to higher box production and stronger domestic demand: Q2 - $2 million  Higher planned maintenance outages – Q2 2017 $11 million higher than Q1  Q2 costs incurred from Charleston boiler incident estimated to be $4 to $5 million including expenses and fixed cost impact associated with lost paper production of 5,500 tons  Average fiber costs for Q2 should be flat with Q1  New wood yards at Charleston and Roanoke Rapids starting in late Q2 2017  Restoration of certain salaried benefits curtailed in 2016  Q2 2017 versus Q1 2017 - $2 million  Full year 2017 - $20 million  One extra mill production day in Q2  Elimination of non-recurring Q1 costs - $3 million  Typically, Q2 and Q3 is seasonally strongest quarters for Victory  CAPEX:Q2 2017 - $30 million, Full year 2017 - $136 million  No pension plan funding required  Higher interest expense  Effective income tax rate of 34 percent. Cash income tax rate of 40 percent

Quarterly Key Performance Indicators 13 (1)Containerboard includes all domestic and export sales of linerboard and medium (2)Specialty paper includes Kraft paper, Durasorb, Kraftpak and roll pulp Sales and Production Average Mill Revenue per Ton $648$617$625 1Q 174Q 161Q 16 Tons Produced (000) 678685690 1Q 174Q 161Q 16 Mill External Shipments (000) 474504482 1Q 174Q 161Q 16 Paper and Packaging Product Mix (000 Tons) Containerboard and Corrugated Products(1) 435465 Specialty Paper(2) 264259258 1Q 174Q 161Q 16 1Q 174Q 161Q 16

1,857 (1) Containerboard includes all domestic and export sales of linerboard and medium (2) Specialty paper includes Kraft paper, Durasorb, Kraftpak and roll pulp 14 Sales and Production Average Mill Revenue per Ton $667$684 201620152014 Tons Produced (000) 2,7442,6792,715 201620152014 Mill External Shipments (000) 1,9351,936 201620152014 Paper and Packaging Product Mix (000 Tons) Containerboard and Corrugated Products(1) 1,7961,7141,765 Specialty Paper(2) 1,0241,0181,031 201620152014 201620152014 Annual Key Performance Indicators

17  Previous 2016 initiatives announced should provide approximately 85,000 tons of additional integration by mid 2018 Our previously stated goal of integrating an additional 100,000 to 150,000 tons on an annualized basis by mid 2018 will be achieved with these initiatives  15 Annual Volume - Tons Integration from Recent Strategic Investments 115 60 48325 85 2019 Outlook Over 2013 Base Pre 2016 Integration Strategy